UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT: May 5, 2004             COMMISSION FILE NO. 0-22810
   (Date of earliest event reported)


                        MACE SECURITY INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


             DELAWARE                                   03-0311630
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)



              1000 Crawford Place, Suite 400, Mt. Laurel, NJ 08054
                    (Address of Principal Executive Offices)

         Registrant's Telephone No., including area code: (856) 778-2300


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Item 7    Financial Statements and Exhibits.

          (c) The following Exhibits are hereby filed as part of this Current Report on Form 8-K.

          99.1 Press Release issued by Mace Security International, Inc. dated May 5, 2004.

Item 12   Results of Operations and Financial Condition

          On May 5, 2004, Mace Security International, Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2004. A copy of the press release is attached as Exhibit
          99.1 and is incorporated herein by reference in its entirety.

          The press  release  contains a  non-GAAP  financial  measure,  EBITDA.
               EBITDA is  calculated  as income  before  cumulative  effect of a change in accounting principle adding back interest expense, income taxes, depreciation and amortization expense. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities and resources available for strategic opportunities, as it reflects our earnings trends, without the impact of certain non-cash and unusual charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles.


                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MACE SECURITY INTERNATIONAL, INC.

                                  By:       /s/ Gregory M. Krzemien
                                           -------------------------------------
                                           Gregory M. Krzemien
                                           Chief Financial Officer and Treasurer


Date:    May 5, 2004



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                                  EXHIBIT INDEX



Exhibit No.         Description
-----------         -----------
99.1                Press Release  issued by Mace Security  International,  Inc.
                    dated May 5, 2004.